                                                                   EXHIBIT 10.12
                                                                   -------------

                               MAIN STREET PLAZA
                                 OFFICE LEASE

     THIS OFFICE LEASE ("Lease") is made between Rexco Main Street, LLC, a California Limited Liability Company ("Landlord"), and Business Bank of California, a California corporation, ("Tenant"), as of December 20, 2000 (the "date of this Lease").


                            BASIC LEASE INFORMATION


PROJECT: The Project consists of a single office building with surface parking commonly known as Main Street Plaza, located at 391 Main Street, Corona, California.

BUILDING:    The Building consists of a single three-story office building commonly known as Main Street Plaza, located at 391 Main Street, Corona, California.

DESCRIPTION OF THE PREMISES:  Suite 100 (the Premises is as outlined in red or as shown on cross-hatching on Exhibit C).

RENTABLE AREA OF PREMISES:    Suite 100:    Approximately 7,146 square feet.

PERMITTED USE:                Use for administrative, general office, bank
                              branch, and for no other purpose.

SCHEDULED TERM COMMENCEMENT DATE:  June 1, 2001.

SCHEDULED INITIAL TERM: 120 months SCHEDULED EXPIRATION DATE: May 30, 2011.

BASE RENT:
(a) Initial Monthly Installment of Base Rent: $11,433.60; which is $1.60/sq. ft. Modified Gross.
(b)  Subject to increase pursuant to Paragraph 3.1(b) as follows:
     On June 1, 2003 and June 1, 2005 Base Rent to increase five percent (5%), over the prior monthly Base Rent.
     On June 1, 2007 and June 1, 2009 Base Rent to increase six percent (6%), over the prior monthly Base Rent.

SECURITY DEPOSIT:  None

BASE YEAR FOR OPERATING EXPENSES:  Calendar Year 2002, or other twelve month period to be designated by Landlord.

TENANT'S PROPORTIONATE SHARE OF BUILDING 10.5% OF PROJECT:  10.5%

PARKING ALLOCATION:   23 unassigned open, uncovered parking spaces; and
                      2 assigned parking spaces.

OCCUPANCY DENSITY:    Four (4) persons per 1,000 rentable square feet of the
                      Premises, excluding Tenant customers (See paragraph 22.6).

ELECTRICAL SERVICE TO THE PREMISES (Modified Gross) (Check only one):

      Paid by Landlord.
---
 X    Separate meter for lighting and wall outlets serving Premises paid by
---   Tenant
      Separate meter for all electric service to Premises (including
---   lighting, wall outlets, heating, and air conditioning) paid by Tenant.

JANITORIAL (Modified Gross):  For Premises at Tenant's cost.
---------------------------


Tenant initials___Landlord initials___

       For Project Common Area (excluding Premises) at Landlord's cost.

TENANT CONTACT:    Name:
                         ----------------------------------------
                   Telephone Number:
                                     ----------------------------
                   Fax Number:
                               ----------------------------------

ADDRESSES FOR NOTICES:
  To Tenant:                        To Landlord:
  391 Main Street, Suite 100        391 Main Street, Management Office
  Corona, California                Corona, California
  Attn:  Alan J. Lane               Attn: Project Director
  Prior to Commencement Date:       ---AND---
  --------------------------        1467 Wanda Road, Suite 165
  140 S. Arrowhead Ave.             Orange, California 92867
  San Bernardino, CA 91720          Fax No.: (714) 288-9187

TENANT'S BILLING ADDRESS:  Same



LANDLORD'S REMITTANCE ADDRESS:  Rexco Main Street, LLC
                                    1467 Wanda Road, Suite 165
                                    Orange, California 92867
                                    Fax No.: (714) 288-9187

GUARANTOR:  None

BROKER:   Landlord:  None
------
          Tenant:    None

ADDITIONAL TERMS:
----------------

     (a)  Options - two (2) successive five (5) year options (See Paragraph
          22.1)

     (b) Prepaid Rent - Tenant shall pay the first months Base Rent ($11,433.60) upon signing of this Lease.

     (c)  Exclusive commercial bank branch in Project (See paragraph 22.3).

     (d)  Tenant Improvement Credit (See paragraph 22.4).


     IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Information, the following Standard Lease Provisions consisting of Paragraphs 1 through 22 (the "Standard Lease Provisions") and Exhibits A, B, C, D, AND E all of which are incorporated herein by this reference (collectively, this "Lease"). In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

"Landlord"                               "Tenant"

Rexco Main Street, LLC,                  Business Bank of California,
a Limited Liability Company              a California corporation


By:                                      By:
   -------------------------                -------------------------


Tenant initials___Landlord initials___

Larry R. Haupert, General Manager                Alan J. Lane
                                           Its:  President and Chief Executive
                                                 Officer

Date:                                Date:
     -------------------------            -------------------------


                                           By:
                                              ------------------------
                                                  Ruth Adell
                                           Its:   Executive Vice President

                                           Date:
                                                ----------------------


                         [END BASIC LEASE INFORMATION]

                           STANDARD LEASE PROVISIONS

1.   Premises.
     --------

     (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "Premises") described in the Basic Lease Information and as outlined in red or as shown in the cross-hatched markings on the floor plan attached hereto as Exhibit C. The parties agree that for all purposes hereunder the premises shall be stipulated to contain the number of square feet of rentable area described in the Basic Lease Information. The Premises are located in that certain office building (the "Building") whose street address is as shown in the Basic Lease Information. The Building is located on that certain land which is also improved with landscaping, parking facilities and other improvements and appurtenances. Such land, together with all such improvements and appurtenances and the Building, are all or part of a project which may consist of more than one building and additional facilities, as described in the Basic Lease Information (collectively referred to herein as the "Project"). However, Landlord reserves the right to make such reasonable changes, additions and/or deletions to such land, the Building and the Project and/or the common areas and parking or other facilities thereof as it shall determine from time to time.

     (b) The calculation of the Rentable Area of the Premises has been made by Landlord in accordance with Landlord's standard practices for measuring Rentable Area. Prior to the Term Commencement Date, Tenant will have an opportunity to inspect the Premises and the Rentable Area. Landlord and Tenant acknowledge and agree that the Rentable Area set forth in the Basic Lease Information is approximate only. In this regard, in the event it is ever determined that the actual Rentable Area in the Premises is more or less than the amount set forth in the Basic Lease Information, then: the Rentable Area contained in the Basic Lease Information shall not be adjusted, no other provision contained in this Lease which is applicable or subject to the Rentable Area of the Premises in the Basic Lease Information shall be modified or amended, Landlord shall not be entitled to recover from Tenant any "deficiency" (which deficiency shall be based solely on the difference, if any, between the actual rentable area and the approximate rentable area in the Basic Lease Information, if any) in the amount of rent previously paid by Tenant pursuant to the Lease, nor shall Landlord be entitled to increase the rent for any "overage" (which overage shall be based solely on the difference, if any, between the actual rentable area and the rentable area set forth in the Basic Lease Information), and Tenant shall not be entitled to recover from Landlord any refund of the "overage" in the amount of rent previously paid by Tenant pursuant to the Lease, nor shall Tenant be entitled to reduction in the amount of rent payable by Tenant in the future pursuant to this Lease.

2.   Term.
     ----

     (a) Unless earlier terminated in accordance with the provisions hereof, the term of this Lease (the "Term") shall be as set forth in the Basic Lease Information; provided, however, in the event the Term Commencement Date (defined below) occurs on a date other than the first day of a calendar month, there shall be added to the Term the partial month ("Partial Lease Month") from the Term Commencement Date to (but not including) the first day of the calendar month following the Term Commencement Date.

     (b) Subject to the provisions of this Paragraph 2, the Term shall commence on the date (the "Term Commencement Date")

Tenant initials___Landlord initials___
which is the earlier of the date Landlord delivers the Premises to Tenant or the date Tenant takes possession or commences use of any portion of the Premises for any business purpose (including moving in). If this Lease contemplates the construction of tenant improvements in the Premises by Landlord, Landlord shall be deemed to have delivered the Premises to Tenant on the date determined by Landlord's space planner to be the date of substantial completion of the work to be performed by Landlord (as described in the Improvement Agreement, if any, attached hereto as Exhibit B) (the "Improvement Agreement"). Notwithstanding the
                   ---------
foregoing, in the event that Landlord is delayed in delivering the Premises by reason of any act or omission of Tenant, the Term Commencement Date shall be (unless Tenant takes possession or commences us of the Premises prior thereto) the date the Premises would have been delivered by Landlord had such Tenant caused delay(s) not occurred. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Term. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, "as is", except for tenant improvements (if any) to be constructed by Landlord in the Premises pursuant to the Improvement Agreement, if any.

     (c) In the event the Term Commencement Date is delayed or otherwise does not occur on the Scheduled Term Commencement Date specified in the Basic Lease Information, this Lease shall not be void or voidable, the Term shall not be extended (except as provided in Paragraph 2(a)), and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom; provided that Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement date except as may otherwise be provided in this Lease. Landlord may deliver to Tenant Landlord's standard form "Start-Up Letter" for Tenant's acknowledgement and confirmation of the Term Commencement Date. Tenant shall execute and deliver such Start-Up Letter to Landlord within five (5) days after receipt thereof, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

3.   Rent and Operating Expenses.
     ---------------------------

     3.1   Base Rent.
           ---------

     (a) Subject to the provisions of this Paragraph 3.1, Tenant agrees to pay during the Term as Base Rent for the Premises the sums specified in the Basic Lease Information (as increased from time to time as provided in the Basic Lease Information or as may otherwise be provided in this Lease)("Base Rent").

     (b) Base Rent shall increase as set forth in the Basic Lease Information or as may otherwise be provide in this Lease.

     (c) Except as expressly provided to the contrary herein, Base Rent shall be payable in equal consecutive monthly installments, in advance, without deduction or offset, commencing on the Term Commencement Date and continuing on the first day of each calendar month thereafter. However, the first full monthly installment of Base Rent shall be payable upon Tenant's execution of this Lease. If the Term Commencement Date is a day other than the first day of a calendar month, then the Rent for the Partial Lease Month (the "Partial Lease Month Rent") shall be prorated based on a month of 30 days. The Partial Lease Month Rent shall be payable by Tenant on the first day of the calendar month next succeeding the Term Commencement Date. Base Rent, all forms of additional rent payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant (collectively, "Additional Rent") shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "Rent"), (ii) be payable to Landlord in lawful money of the United States when due without any prior demand therefore, except as may be expressly provided to the contrary herein, and (iii) be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days.

3.2  Operating Expenses.
     ------------------

     (a) Subject to the provisions of this Lease, Tenant shall pay to Landlord pursuant to this Paragraph 3.2 as Additional Rent an amount equal to Tenant's Proportionate Share (defined below) of the excess, if any, of Operating Expenses (defined below) allocable to each Expense Year (defined below) over Operating Expenses allocable to the Base year (the "Base Year") specified in the Basic Lease Information ("Base Year Operating Expenses"). "Tenant's Proportionate Share" is, subject to the provisions of this Paragraph 3.2, the percentage number (representing the Premises' share of the Building and the Project) set forth in the Basic Lease Information. An "Expense Year" is any calendar year after the Base Year any portion of which falls within the Term.

     (b) "Operating Expenses" means all reasonable costs, expenses and obligations incurred or payable by Landlord because of or in connection with the operation, ownership, repair replacement, restoration, management or maintenance of the Project during or allocable to the Base Year or an Expense Year (as applicable) during the Term (other than costs, expenses or obligations specifically attributable to Tenant or


Tenant initials___Landlord initials___
other tenants of the Building or Project), all as determined by sound accounting principles reasonably selected by Landlord and consistently applied, including without limitation the following:

          (i) All property taxes, assessments, charges or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project (including personal and real property contained therein) or its ownership or operation and all taxes, charges, assessments or similar impositions imposed in lieu or substitution (partially or totally) of the same (collectively, "Taxes"). "Taxes" shall also include (A) all taxes, assessments, levies, charges or impositions on any interest of Landlord in the project, the Premises or in this Lease, or on the occupancy or use of space in the Project or the Premises; or on the gross or net rentals or income from the Project, including, without limitation, excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent; or (B) any possessory taxes charged or levied in lieu of real estate taxes; and

          (ii) The cost of all utilities, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, landscaping, and insurance (with the nature and extent of such insurance to be carried by Landlord to be determined by Landlord in its sole and absolute discretion); insurance deductibles; compensation and benefits of all persons who perform services connected with the operation, management maintenance or repair of the Project; and maintenance and repair of equipment and other personal property; costs and fees for administration and management of the Project, whether by Landlord or by an independent contractor, and other management office operational expenses; rental expenses for or a reasonable allowance for depreciation of, personal property used in the operation, management, maintenance or repair of the Project, license, permit and inspection fees; and all inspections, activities, alterations, improvements or other matters required by any governmental or quasi-governmental authority or by Regulations (defined below), for any reason, including, without limitation, capital improvements, whether capitalized or not; all capital additions, repairs, replacements and improvements made to the Project or any portion thereof by Landlord (A) of a personal property nature and related to the operation, repair, maintenance or replacement of systems, facilities, equipment or components of (or which service) the Project or portions thereof, (B) required or provided in connection with any existing or future applicable municipal, state, federal or other governmental statutes, rules, requirements, regulations, laws, standards, orders or ordinances including, without limitation, zoning ordinances and regulations, and covenants, easements and restrictions of record (collectively, "Regulations"), (C) which are designed to improve the operating efficiency of the Project, or (D) determined by Landlord to be required to keep pace or be consistent with safety or health advances or improvements (with such capital costs to be amortized over such periods as Landlord shall determine with a return on capital at such rate as would have been paid by Landlord on funds borrowed for the purpose of constructing such capital items); common area repair, resurfacing, replacement, operation and maintenance; security systems or services, if any, deemed appropriate by Landlord (but without obligation to provide the same); and any other cost or expense incurred or payable by Landlord in connection with the operation, ownership repair, replacement, restoration, management or maintenance of the Project. Notwithstanding the foregoing, Tenant shall have no obligation to pay any cost or expense related to clean-up of Hazardous Waste, unless the presence of such Hazardous Waste was caused by the act or omission of Tenant or Tenant's agents, representatives, customers, or invitees.

     (c)  Variable items of Operating Expenses (e.g., expenses that are affected
                                                ----
by variations in occupancy levels) for the Base Year and each Expense Year during which actual occupancy of the Project is less than ninety-five percent (95%) of the rentable area of the Project shall be appropriately adjusted, in accordance with sound accounting principles, to reflect ninety-five percent (95%) occupancy of the existing rentable area of the Project during such period.

     (d) Prior to or shortly following the commencement of (and from time to time during) each Expense Year of the Term following the Term Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant's Proportionate Share of the projected excess, if any, of the Operating Expenses for the Project for such year over the Base Year Operating Expenses. Commencing with the first day of the calendar month following the month in which such estimate was delivered to Tenant, Tenant shall pay such estimated amount (less amounts, if any, previously paid toward such excess for such year) to Landlord in equal monthly installments over the remainder of such calendar year, in advance on the first day of each month during such year (or remaining months, if less than all of the year remains ). Subject to the provisions of this Lease, Landlord shall endeavor to furnish to Tenant within a reasonable period after the end of each Expense Year a statement (a "Reconciliation Statement") indicating in reasonable detail the excess, if any, of Operating Expenses allocable to such Expense Year over Base Year Operating Expenses and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments to Tenant's actual share of such excess as indicated by such annual Reconciliation Statement.

     (e) Tenant shall pay ten (10) days before delinquency all taxes and assessments levied against any personal property or trade fixtures of Tenant in or about the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall, within ten


Tenant initials___Landlord initials___

(10) days of demand, reimburse Landlord for the taxes and assessments so levied against Landlord, or any such taxes, levies and assessments resulting from such increase in assessed value.

     (f) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3.2, or (ii) computing or billing Tenant's Proportionate Share of excess Operating Expenses shall not (A) constitute a waiver of its right to subsequently deliver such estimate or statement or require any increase in Rent contemplated by this Paragraph 3.2. Provided that Tenant is not then in default under this Lease, subject to compliance with Landlord's standard procedures for the same, Tenant shall have the right, upon the condition that Tenant shall first pay to Landlord the amount in dispute, to have independent certified public accountants of national standing (who are not compensated on a contingency basis) of Tenant's selection (and subject to Landlord's reasonable approval) review Landlord's Operating Expense books and records relating to the Expense Year subject to a particular Reconciliation Statement during the sixty-day (60) period following delivery to Tenant of the Reconciliation Statement for such Expense Year. If such review discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of Operating Expenses previously reported, the cost of such review shall be borne by Landlord; otherwise such cost shall be borne by Tenant. Tenant waives the right to dispute or contest, and shall have no right to dispute or contest, any matter relating to the calculation of Operating Expenses or other forms of Rent under this Paragraph 3.2 with respect to each Expense Year for which a Reconciliation Statement is given to Tenant if no claim or dispute with respect thereto is asserted by Tenant in writing to Landlord within sixty (60) days of delivery to Tenant of the original or most recent Reconciliation Statement with respect thereto.

4.   Delinquent Payment; Handling Charges.  In the event Tenant is more than
     ------------------------------------
five (5) days late in paying any amount of Rent or any other payment due under this Lease, Tenant shall pay Landlord, within ten (10) days of Landlord's written demand therefor, a late charge equal to ten percent (10%) of the delinquent amount, or $150.00, whichever amount is greater. In addition, any amount due from Tenant to Landlord hereunder which is not paid within ten (10) days of the date due shall bear interest at an annual rate (the "Default Rate") equal to twelve percent (12%), or the maximum rate allowed by law not to exceed twelve percent (12%), whichever is greater.

5.   Security Deposit.  Contemporaneously with the execution of this Lease,
     ----------------
Tenant shall pay to Landlord the amount of Security Deposit (the "Security Deposit") specified in the Basic Lease Information, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease.
The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon a default by Tenant or an Event of Default (defined below). If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (a) for the payment of any Rent or any other sum in default, (b) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such default by Tenant, and (c) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such default by Tenant. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor by Landlord, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Tenant hereunder. Within a reasonable period following expiration or the sooner termination of this Lease, provided that Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the remaining portion of the Security Deposit. The Security Deposit may not be commingled by Landlord with Landlord's other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the Transferee and thereafter Landlord shall have no further liability or obligation for the return of the Security Deposit. Tenant hereby waives the provisions of
Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

6.   Utilities and Services.
     ----------------------

     6.1   Services. Subject to the provisions of this Lease, Landlord shall
           --------
furnish to Tenant during the Term (a) city or utility company water at those points of supply provided for general use of the tenants of the Building; (b) subject to mandatory and voluntary Regulations, heating and air conditioning during ordinary business hours of generally recognized business days designated by Landlord (which in any event shall not include Saturdays, Sundays or legal holidays)("Business Hours") for the Building at such temperatures and in such amounts as Landlord reasonably determines is appropriate for normal office use in the Premises; (c) janitorial services to the common area of the Project (excluding the Premises) on weekdays, other than on legal holidays; (d) nonexclusive passenger elevator service; and (e) adequate electrical current during such Business Hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage in a premises of the size of the Premises, as determined by Landlord. If Tenant desires any of the services specified in this Paragraph 6.1 at any time other than during Business Hours, then subject to such nondiscriminatory conditions and standards as Landlord shall apply to the same, upon the written request of Tenant, such services shall be supplied to Tenant in accordance with Landlord's customary procedures for the Building, including such advance request deadlines as Landlord shall require from time to time, and Tenant shall pay to Landlord Landlord's then customary charge for such services within ten (10) days after Landlord has delivered to Tenant an invoice therefor.


Tenant initials___Landlord initials___

Landlord reserves the right to change the supplier or provider of any such service from time to time. Tenant shall not have the right to obtain any such service for the Premises directly from a supplier or provider of such service except as provided in the Basic Lease Information and this Paragraph 6. However, if the Premises are equipped with a separate electrical meter for electrical service to the Premises as indicated on the Basic Lease Information, then Tenant shall pay the separate meter charges. The separate electrical meter may include lighting and wall outlets only, or all electrical service to the Premises including lighting, wall outlets, heating and air conditioning, as indicated on the Basic Lease Information.

     6.2   Excess Utility Use.  Landlord shall not be required to furnish
           ------------------
electrical current for, and Tenant shall not install or use, without Landlord's written consent, any equipment (a) that requires more than 110 volts (However, Tenant may install electric services at a higher voltage to the Premises at its sole cost and expense), (b) whose operation is in excess of, or inconsistent with, the capacity of the Building (or existing feeders and risers to, or wiring in, the Premises) or (c) whose electrical energy consumption exceeds normal office usage of up to three (3) watts of connected load per usable square foot ("Standard Usage"). Subject to the provisions of this Paragraph 6.2, if Tenant's consumption of electricity exceeds the electricity to be provided by Landlord above or Standard Usage (which shall be determined by separate metering to be installed at Tenant's expense or by such other method as Landlord shall reasonably select), Tenant shall pay to Landlord Landlord's then customary charge for such excess consumption within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

     6.3   Restoration of Services.  Following receipt of Tenant's request to do
           -----------------------
so, Landlord shall use good faith efforts to restore any service specifically to be provided under Paragraph 6.1 that becomes unavailable and which is in Landlord's reasonable control to restore; provided, however, that in no case shall the unavailability of such services or any other service (or any diminution in the quality or quantity thereof) or any interference in Tenant's business operations within the Premises render Landlord liable to Tenant or any person using or occupying the Premises under or through Tenant (including, without limitation, any contractor, employee, agent, invitee or visitor of Tenant) (each, a "Tenant Party") for any damages of any nature whatsoever caused thereby, constitute a constructive eviction of Tenant, constitute a breach of any implied warranty by Landlord, or entitle Tenant to any abatement of Tenant's rental obligations hereunder.

     6.4   Telecommunications Services.  Tenant may contract separately with
           ---------------------------
providers of telecommunications or cellular products, systems or services for the Premises. Even though such products, systems or services may be installed or provided by such providers in the Building, in consideration for Landlord's permitting such providers to provide such services to Tenant, Tenant agrees that Landlord and the Landlord Indemnitees (defined below) shall in no event be liable to Tenant or any Tenant Party for any damages of any nature whatsoever arising out of or relating to the products, systems or services provided by such providers (or any failure, interruption, defect in or loss of the same) or any acts or omissions of such providers in connection with the same or any interference in Tenant's business caused thereby. Tenant waives and releases all rights and remedies against Landlord and the Landlord Indemnitees that are inconsistent with the foregoing.

7.   Improvements, Alterations, Repairs and Maintenance.
     --------------------------------------------------
     7.1   Improvements; Alterations.  Any alterations, additions, deletions,
           -------------------------
modifications or utility installations in, of or to the improvements contained within the Premises (collectively, "Alterations") shall be installed at Tenant's expense and only in accordance with detailed plans and specifications, construction methods, and all appropriate permits and licenses, all of which have been previously submitted to and approved in writing by Landlord, and by a professionally qualified and licensed contractor and subcontractors approved by Landlord. No Alterations in or to the Premises may be made without (a) Landlord's prior written consent and (b) compliance with such nondiscriminatory requirements and construction regulations concerning such Alterations as Landlord may impose from time to time. Landlord will not be deemed to unreasonably withhold its consent to any Alteration that violates Regulations, may affect or be incompatible with the Building's structure or its HVAC, plumbing, telecommunications, elevator, life-safety, electrical, mechanical or other basic systems, or the appearance of the interior common areas or exterior of the Project, or which may interfere with the use or occupancy of any other portion of the Project. All Alterations made in or upon the Premises shall, (i) at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall restore the portion of the Premises affected to its condition existing immediately prior to such Alteration), or shall remain on the Premises at the end of the Term, (ii) be constructed, maintained, insured and used by Tenant, at its risk and expense, in a first-class, good and workmanlike manner, and in accordance with all Regulations, and (iii) shall be subject to payment of Landlord's Alterations Supervision Fee. No Alterations Supervision Fee to be charged for Tenant's Alterations before the Term Commencement Date. Any Alterations after the Term Commencement date are subject to Landlord's Alterations Supervision Fee which includes: all out-of-pocket costs and expenses, including but not limited to, plan review, construction supervision, architectural review, engineering review; plus an administrative charge of fifteen percent (15%) thereof. If any Alteration made or initiated by Tenant or the removal thereof shall cause, trigger or result in any portion of the Project outside of the Premises, any portion of the Building's shell and core improvements (including restrooms, if any) within the Premises, or any Building system inside or outside of the Premises being required by any governmental authority to be altered, improved or removed, or may otherwise potentially affect such portions of the Project or any other tenants of the Project, shall have the option (but not the obligation) of performing the same at Tenant's expense, in which case Tenant shall pay to (within ten (10) days of Landlord's written demand) in advance Landlord's reasonable estimate of the


Tenant initials___Landlord initials___
cost of such work, and any actual costs of such work in excess of Landlord's estimate, plus an administrative charge of fifteen percent (15%) thereof. At least ten (10) days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

     7.2   Repairs and Maintenance.  Tenant shall maintain at all times during
           -----------------------
the Term the Premises and all portions and components of the improvements and systems contained therein in a first-class, good, clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, as needed, subject to Landlord's direction and supervision, any damage to the Building or the Project caused by Tenant or any Tenant Party. If any such damage occurs outside of the Premises or relates to any Building system, or if Tenant fails to perform Tenant's obligations under this Paragraph 7.2 or under any other paragraph of this Lease within ten (10) days after written notice from Landlord (except in the case of emergency, in which case no notice shall be required), then Landlord may elect to perform such obligations and repair such damage itself at Tenant's expense. The cost of all repair or replacement work performed by Landlord under this Paragraph 7.2, plus an administrative charge of fifteen percent (15%) of such cost, shall be paid by Tenant to Landlord within ten (10) days of receipt of Landlord's invoice therefor as Additional Rent. Tenant hereby waives all common law and statutory rights or provisions inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Sections 1941, 1941.1, and 1941.2 of the California Civil Code, as amended from time to time). Landlord shall use reasonable efforts to maintain the common areas of the Project at all times during the Term with the cost thereof constituting an Operating Expense under Paragraph 3.2.

     7.3   Mechanic's Liens.  Tenant shall not cause, suffer or permit any
           ----------------
mechanic's or materialman's lien, claim or stop notice to be filed or asserted against the Premises, the Building or any funds of Landlord for any work performed, materials furnished, or obligation incurred by or at the request of Tenant or any Tenant Party. If any such lien, claim or notice is filed or asserted then Tenant shall, within ten (10) days after Landlord has delivered notice of the same to Tenant, either (a) pay and satisfy in full the amount of (and eliminate of record) the lien, claim or notice or (b) diligently contest the same and deliver to Landlord a bond or other security therefor in substance and amount (and issued by an issuer) satisfactory to Landlord.

8.   Use and No Discrimination.
     -------------------------

     8.1   Use.  Tenant shall continuously occupy and use the Premises only for
           ---
general office and commercial bank branch use or uses incidental thereto, all of which shall be consistent with the standards of a first class office project (the "Permitted Use") and shall comply, at Tenant's expense, with all Regulations relating to the use, condition, alteration, improvement, access to, and occupancy of the Premises, including without limitation, Regulations relating to Hazardous Materials (defined below). Should any Regulation now or hereafter be imposed on Tenant or Landlord by any governmental body relating to the use or occupancy of the Premises or the Project common areas by Tenant or any Tenant Party or concerning occupational, health or safety standards for employers, employees, or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such Regulations if such Regulations relate to anything within the Premises or if compliance with such Regulations is within the control of Tenant and applies to an area outside of the Premises. Tenant shall conduct its business and shall cause each Tenant Party to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Project in violation of any Regulations, (b) use or store any Hazardous Materials (other than incidental amounts of cleaning and office supplies) in or about the Premises or (c) not create or permit any nuisance or unreasonable interference with or disturbance of other tenants of the Project or Landlord in its management of the Project or (d) not create any occupancy density in the Premises or parking density with respect to Tenant and any Tenant Party at the Project greater than those specified in the Basic Lease Information. "Hazardous Material" means any hazardous, explosive, radioactive, or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any Regulation, (ii) a flammable explosive, (iii) radioactive material, (iv) a polychlorinated biphenyl, (v) asbestos or asbestos containing material, or (vi) a carcinogen. Notwithstanding the foregoing, Tenant shall have no obligation to pay any cost or expense related to clean-up of Hazardous Waste, unless the presence of such Hazardous Waste was caused by the act or omission of Tenant or Tenant's agents, representatives, customers, or invitees.

     8.2   No Discrimination In Leases.  Tenant herein covenants by and for
           ---------------------------
itself, and its heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the land herein leased, nor shall the lessee itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees of the land herein leased.


Tenant initials___Landlord initials___

This covenant is required by the terms of the Rexco/Main Street Office Project Disposition and Development Agreement between The Redevelopment Agency of the City of Corona and Rexco Main Street, LLC dated as of October 4, 2000 for reference purposes only which shall be recorded in the Official Records of Riverside County, California (hereinafter the "DDA"). Tenant understands and agrees that the Project is subject to the terms and conditions of the DDA.

9.   Assignment and Subletting.
     -------------------------

     9.1   Transfers; Consent.  Tenant shall not, without the prior written
           ------------------
consent of Landlord, a (a) assign, transfer, mortgage, hypothecate, or encumber this Lease or any estate or interest herein, whether directly, indirectly or by operation of law, (b) permit any other entity to become a Tenant hereunder by merger, consolidation, or other reorganization, other than a merger, consolidation or similar business combination between Tenant and another bank or financial institution, (c) if Tenant is a corporation, partnership, limited liability company, limited liability partnership, trust association or other business entity (other than a corporation whose stock is publicly traded), permit, directly or indirectly, the transfer of any ownership interest in Tenant so as to result in (i) a change in the current control of Tenant, (ii) a transfer of twenty-five percent (25%) or more in the aggregate in any twelve
(12) month period in the beneficial ownership of such entity or (iii) transfer of all or substantially all of the assets of Tenant, (d) sublet any portion of the Premises, or (e) grant any license, concession, or other right of occupancy of or with respect to any portion of the Premises, or (f) permit the use of the Premises by any party other than Tenant or a Tenant Party (each of the events listed in this Paragraph 9.1 being referred to herein as a "Transfer"). If Tenant requests Landlord's consent to any Transfer, then at least twenty (20) business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer and all consideration therefor (including calculation of the Transfer Profits described below), copies of the proposed documentation, and the following information relating to the proposed transferee: name and address; information reasonably satisfactory to Landlord concerning the transferee's business and business history; its proposed use of the Premises; banking, financial, and other credit information, and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the parties agree that it shall be reasonable for Landlord to withhold any such consent if, without limitation, Landlord determines in good faith that (A) the proposed transferee is not of a reasonable financial standing or is not creditworthy, (B) the proposed transferee is a governmental agency, (C) the proposed transferee, or any affiliate thereof, is then an occupant in the Project or has engaged in discussions with Landlord concerning a lease of direct space in the Project, (D) the proposed Transfer would result in a breach of any obligation of Landlord or permit any other tenant in the Project to terminate or modify its lease, (E) there is then in effect an uncured Event of Default, (F) the Transfer would increase the occupancy density or parking density of the Project or any portion thereof, (G) the Transfer would result in an undesirable tenant mix for the Project, as determined in good faith by the Landlord, (H) the proposed transferee does not enjoy a good reputation, as a business or as a tenant; or
(I) any guarantor of the Lease does not consent to such Transfer in a form satisfactory to Landlord. Any Transfer made without Landlord's consent shall be void and, at Landlord's election, shall constitute an Event of Default by Tenant. Tenant shall also, within ten (10) days of written demand therefor, pay to Landlord $500 as a review fee for each Transfer request, and reimburse Landlord for its reasonable attorney's fees and all other costs incurred in connection with considering any request for consent to a proposed Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord Landlord's standard form transfer consent and agreement whereby the proposed transferee expressly assumes the Tenant's obligations hereunder. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease (or any guarantor of this Lease of its obligations with respect thereto), but rather Tenant and its transferee shall be jointly and severally liable for all obligations under this Lease allocable to the space subject to such Transfer. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. In the event of any claim by Tenant that Landlord has breached its obligations under this Paragraph 9.1, Tenant's remedies shall be limited to recovery of its out-of-pocket damages (excluding consequential, incidental and punitive damages, if any,) and injunctive relief.

     9.2  Cancellation and Recapture.  Notwithstanding Paragraph 9.1, Landlord
          --------------------------
may (but shall not be obligated to), within ten (10) business days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, other than a merger, consolidation or similar business combination between Tenant and another bank or financial institution, cancel this Lease as to the portion of the Premises proposed to be sublet or subject to an assignment of this Lease ("Transfer Space") as of the date such proposed Transfer is proposed to be effective and, thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person or entity or not at all) without liability to Tenant.

10.  Insurance, Waivers, Subrogation and Indemnity.
     ---------------------------------------------

     10.1  Insurance.  Tenant shall maintain throughout the Term each of the
           ---------
insurance policies described on Exhibit E attached hereto
                                ---------

Tenant initials___Landlord initials___
and shall otherwise comply with the obligations and requirements provided on Exhibit E.
---------

     10.2   Waiver of Subrogation.  Landlord and Tenant each waives any claim,
            ---------------------
loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any "all risk" property damage insurance policy covering the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

     10.3  Indemnity.  Subject to Paragraph 10.2, Tenant shall indemnify, defend
           ---------
and hold Landlord, Rexco Main Street, LLC, a California Limited Liability Company, and each of its respective directors, shareholders, partners, lenders, members, managers, contractors, affiliates and employees (collectively, "Landlord Indemnitees") harmless from and against all claims, demands, proceedings, losses, obligations, liabilities, causes of action, suits, judgments, damages, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from or asserted in connection with the use or occupancy of the Premises by Tenant or any Tenant Party in, under, on or about the Project, or any negligence or misconduct of Tenant or of any Tenant Party in or about the Premises, or Tenant's breach of any of its covenants under this Lease, except in each case to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Indemnitee. Except to the extent expressly provided in this Lease, Tenant hereby waives all claims against and releases Landlord and each Landlord Indemnitee for any injury to or death of persons, damage to property or business loss in any manner related to (i) acts of God, (ii) acts of third parties, or
(iii) any matter outside of the reasonable control of Landlord.  This Paragraph
10.3 shall survive termination or expiration of this Lease.

11.  Subordination; Attornment.
     -------------------------

     11.1  Subordination.  This Lease is subject and subordinate to all present
           -------------
and future ground or master leases of the Project and to the lien of all mortgages or deeds of trust (collectively "Security Instruments") now or hereafter to be made upon the security of any such Security Instruments, unless the holders of any such mortgages or deeds of trust, or the lessors under such ground or master leases (such holders and lessors are sometimes collectively referred to herein as "Holders") require in writing that this Lease be superior thereto. Notwithstanding any provision of this Paragraph 11 to the contrary, any Holder of any Security Instrument may at any time subordinate the lien of its Security Instrument to this Lease without obtaining Tenant's consent by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to the Security Instrument in question. Tenant shall, within fifteen (15) days of request do so by Landlord, execute acknowledge and deliver to Landlord such further instruments or assurances as Landlord may deem necessary or appropriate to evidence or confirm the subordination or superiority of this Lease to any such Security Instrument; provided, however, that at the request of Tenant made within five (5) days of any such Landlord request, Landlord shall use commercially reasonable efforts to obtain for the benefit of Tenant such Holder's standard nondisturbance agreement. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so within said fifteen (15) day period.

     11.2  Attornment.  Tenant covenants and agrees that in the event that any
           ----------
proceedings are brought for the foreclosure of any mortgage or deed of trust, or if any ground or master lease is terminated, it shall attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or master lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as "Landlord" under this Lease. If requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired portion of the Term then remaining).

12.  Rules and Regulations.  Tenant shall comply, and shall cause each Tenant
     ---------------------
Party to comply, with the Rules and Regulations of the Building which are attached hereto as Exhibit A, and all such nondiscriminatory modifications,
                   ---------
additions, deletions and amendments thereto as Landlord shall adopt in good faith from time to time.

13.  Condemnation.  If the entire Project or Premises are taken by right of
     ------------
eminent domain or conveyed by Landlord in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking. If any part of the Project becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty
(180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If any material portion, but less than all, of the Project, Building or the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to any Holder of any Security Instrument, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If this Lease is not so terminated, then Base Rent thereafter payable hereunder shall be abated for the duration of the Taking in proportion to that portion of the Premises rendered untenantable by


Tenant initials___Landlord initials___
such Taking. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Project is situated, the Project, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease and moving and relocation costs. Landlord and Tenant agree that the provisions of this Paragraph 13 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any Taking of any portion of the Premises, the Building, the Project or the land on which the Building is located, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Section 1265.130 of the California Code of Civil Procedure, as amended from time to time).

14.  Fire or Other Casualty.
     ----------------------

     14.1  Repair Estimate; Right to Terminate.  If all or any portion of the
           -----------------------------------
Premises, the Building or the Project is damaged by fire or other casualty (a "Casualty"), Landlord shall, within ninety (90) days after Landlord's discovery of such damage, deliver to Tenant its good faith estimate (the "Damage Notice") of the time period following such notice needed to repair the damage caused by such Casualty. Landlord may elect to terminate this Lease in any case where (a) any portion of the Premises or any material portion of the Project are damaged and (b) either (i) Landlord estimates in good faith that the repair and restoration of such damage under Paragraph 14.2 ("Restoration") cannot reasonably be completed (without the payment of overtime) within two hundred
(200) days of Landlord's actual discovery of such damage, (ii) the Holder of any Security Instrument requires that application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Instrument, (iii) the costs of such Restoration is not fully covered by insurance proceeds available to Landlord and/or payments received by Landlord from tenants, or (iv) Tenant shall be entitled to an abatement of rent. Such right of termination shall be exercisable by Landlord by delivery of written notice to Tenant at any time following the Casualty until forty-five (45) days following the later of (A) delivery of the Damage Notice or (B) Landlord's discovery or determination of any of the events described in clauses (i) through (iv) of the preceding sentence, and shall be effective upon delivery of such notice of termination (or if Tenant has not vacated the Premises, upon the expiration of thirty (30) days thereafter).

     14.2  Repair Obligation; Abatement of Rent.  Subject to the provisions of
           ------------------------------------
Paragraph 14.1, Landlord shall, within a reasonable time after the discovery by Landlord of any damage resulting from a Casualty, begin to repair the damage to the Building and the Premises resulting from such Casualty and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as existed immediately before such Casualty, except for modifications required by Regulations, and modifications to the Building or the Project reasonably deemed desirable by Landlord; provided, however, that Landlord shall not be required as part of the Restoration to repair or replace any of the Alterations, furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant's business as a result of any Casualty, regardless of the cause therefor. Base Rent, and Additional Rent payable under Paragraph 3.2, shall abate if and to the extent a Casualty damages the Premises or common areas in the Project required and essential for access thereto and as a result thereof all or a material portion of the Premises are rendered unfit for occupancy, and are not occupied by Tenant, for the period of time commencing on the date Tenant vacates the portion of the Premises affected on account thereof and continuing until the date the Restoration to be performed by Landlord with respect to the Premises (and/or required common areas) is substantially complete, as determined by Landlord's architect. Landlord and Tenant agree that the provisions of this Paragraph 14 and the remaining provisions of this Lease shall exclusively govern the right and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Premises or the Project by Casualty, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Sections 1932(2) and 1933 (4) of the California Civil Code, as amended from time to time).

15.  Parking.  Tenant shall have the right to the nonexclusive use of such
     -------
portion of the parking facilities of the Project as are designated by Landlord from time to time for such purpose for the parking of passenger-size motor vehicles used by Tenant and Tenant Parties only and are not transferable without Landlord's approval. Landlord may install gate access to the parking areas and/or a parking structure and charge a fee for use of those areas and/or structures. The use of such parking facilities shall be subject to the parking rules and regulations attached hereto as Exhibit A-1, as such rules and regulations may be modified by Landlord from time to time, for the use of such facilities. Notwithstanding anything to the contrary, Tenant shall have use of the twenty-five (25) parking spaces described as the Parking Allocation in the Basic Lease Information free of charge and Tenant's customers and invitees may use the visitor parking area, at the Project, to be designated by Landlord, free of charge.

16.  Events of Default.  Each of the following occurrences shall be an "Event of
     -----------------
Default" and shall constitute a material default and breach of this Lease by
Tenant: (a) any failure to pay any installment of Base Rent, Additional Rent or to make any other payment required to be made by Tenant hereunder when due; (b) the abandonment or vacation of the Premises by Tenant, provided, however, that unless Tenant is using the


Tenant initials___Landlord initials___

Premises for a retail use, abandonment or vacation of the Premises shall not be an Event of Default so long as no other Event of Default has occurred hereunder and provided Tenant has given Landlord five (5) days' prior written notice of its intent to vacate the Premises; (c) any failure by Tenant to execute and deliver any estoppel certificate or other document or instrument described in Paragraphs 10 (Insurance) and 11 (Subordination) or 21.2 (Estoppel Certificates) requested by Landlord, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; (d) any failure by Tenant to fully perform any other obligation of Tenant under this Lease, where such failure continues for thirty (30) days (except where a shorter period of time is specified in this Lease, in which case such shorter time period shall apply) after delivery of written notice of such failure by Landlord to Tenant; (e) the voluntary or involuntary filing of a petition by or against Tenant or any general partner of Tenant (i) in any bankruptcy or other solvency proceeding, (ii) seeking any relief under any state or federal debtor relief laws, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenants property or Tenant's interest in this Lease, or
(iv) for the reorganization or modification of Tenant's capital structure (provided, however, that if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after the filing thereof); (f) the default of any guarantor of Tenant's obligations hereunder under any guaranty of this Lease, the attempted repudiation or revocation of any such guaranty, or the participation by any such guarantor in any other event described in this Paragraph 16 (as if this Paragraph 16 referred to such guarantor in place of Tenant); or (g) any other event, act or omission which any other provision of this Lease identifies as an Event of Default. Any notice of any failure of Tenant required under this Paragraph 16 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq.
                                                                        -------
of the California Code of Civil Procedure.

17.  Remedies.  Upon the occurrence of any Event of Default by Tenant, Landlord
     --------
shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate, and cumulative), the option to pursue any one (1) or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

                (a) Terminate this Lease, and Landlord may recover from Tenant the following: (i) the worth at the time of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (specifically including, without limitation, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant); and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "rent" as used in this Paragraph 17(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 17(a)(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Default Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 17(a)(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     (b)   Landlord shall have the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

     (c) Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraphs 17(a) and 17(b) above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive, or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

     (d) Following the occurrence of three instances of payment of Rent more than ten (10) days late in any twelve (12) month period, the late charge set forth in Paragraph 4 shall apply from the date payment was due and Landlord may, without prejudice to any other rights or remedies available to it, upon written notice to Tenant, require that all remaining monthly installments of Rent payable under this Lease shall be payable by cashier's check or electronic funds transfer three (3) months in advance, and may require that Tenant increase the Security Deposit to an amount equal to three times the current month's Rent at the time of the most recent default. In addition, (i) upon the occurrence of an Event of Default by Tenant, if the Premises or any portion thereof are sublet, Landlord may, at its option and in addition and without prejudice to any other


Tenant initials___Landlord initials___
remedies herein provided or provided by law, collect directly from the sublessee(s) all rentals becoming due to the Tenant and apply such rentals against the other sums due hereunder to Landlord; (ii) without prejudice to any other right or remedy of Landlord, if Tenants shall be in default under this Lease, Landlord may cure the same at the expense of Tenant (A) immediately and without notice in the case (1) of emergency, (2) where such default unreasonably interferes with any other tenant in the Building, or (3) where such default will result in the violation of any Regulation or the cancellation of any insurance policy maintained by Landlord, and (B) in any other case if such default continues for ten (10) days following the receipt by Tenant of notice of such default from Landlord and all costs incurred by Landlord in curing such default(s), including, without limitation, attorneys' fees, shall be reimbursable by Tenant as Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the Default Rate; and (iii) Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now and hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

18.  Surrender of Premises.  No act by Landlord shall be deemed an acceptance of
     ---------------------
a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or earlier termination of this Lease, Tenant shall deliver to Landlord all keys (including any electronic access devices and the like) to the Premises, and Tenant shall deliver to Landlord the Premises in the same condition as existed on the date Tenant originally took possession thereof, ordinary wear and tear excepted, provided that ordinary wear and tear shall not include repair and clean up items. By way of example, but without limitation, repair and clean up items shall include cleaning of all interior walls, carpets and floors, replacement of damaged or missing ceiling or floor tiles, window coverings or cover plates, removal of any Tenant-introduced markings, and repair of all holes and gaps and repainting required thereby, as well as the removal requirements below. In addition, prior to the expiration of the Term or any sooner termination thereof, (a) Tenant shall remove such Alterations as Landlord shall request and shall restore the portion of the Premises affected by such Alterations and such removal to its condition existing immediately prior to the making of such Alterations, (b) Tenant shall remove from the Premises all unattached trade fixtures, furniture, equipment and personal property located in the Premises, including, without limitation, phone equipment, wiring, cabling and all garbage, waste and debris, and (c) Tenant shall repair all damage to the Premises or the Project caused by any such removal including, without limitation, full restoration of all holes and gaps resulting from any such removal and repainting required thereby. All personal property and fixtures of Tenant not so removed shall, to the extent permitted under applicable Regulations, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.

19   Holding Over.  If Tenant holds over after the expiration or earlier
     ------------
termination of the Term hereof, with or without express or implied consent of Landlord, Tenant shall become and be only a tenant at sufferance at a daily rent equal to one-thirtieth of the greater of (a) the then prevailing monthly fair market rental rate as determined by Landlord in its sole and absolute discretion, or (b) one hundred fifty percent (150%) of the monthly Base Rent (and estimated Additional Rent payable under Paragraph 3.2) payable by Tenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable, as reasonably determined by Landlord. Neither any provision hereof nor any acceptance by Landlord of any Rent after any such expiration or earlier termination (including, without limitation, through any "lockbox") shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord's rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof or at any time during any holdover, and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, proceedings, losses, damages, liabilities, obligations, penalties, costs and expenses, including, without limitation, all lost profits and other consequential damages, attorneys' fees, consultants' fees and court costs incurred or suffered by or asserted against Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

20.  Miscellaneous.
     -------------

     21.1   Transfers and Liability.  Landlord may, without restriction, sell
            ------------------------
assign or transfer in any manner all or any portion of the Project, any interest therein or any of Landlord's rights under this Lease. If Landlord assigns its right under this Lease, then Landlord shall automatically be released from any further obligations hereunder, provided that the assignee thereof assumes in writing all of Landlord's obligations hereunder accruing after such assignment. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease or with respect to any obligation or liability related to the Premises or the Project shall be recoverable only from the interest of Landlord in the Project and in no case shall Landlord be liable to Tenant for any lost profits or damage to business.

     21.2   Estoppel Certificates; Financial Statements.  At any time and from
            -------------------------------------------
time to time during the Term, Tenant shall, without charge, execute, acknowledge and deliver to Landlord within ten (10) days after Landlord's request therefor, an estoppel certificate in recordable form containing such factual certifications and other provisions as are found in the estoppel certificate forms requested by institutional lenders


Tenant initials___Landlord initials___
and purchasers. Tenant agrees in any case that (a) the foregoing certificate may be relied on by anyone holding or proposing to acquire any interest in the Project from or through Landlord or by any mortgagee or lessor or prospective mortgagee or lessor of the Project or of any interest therein and (b) the form of estoppel certificate shall be in the form of, at Landlord's election, the standard form of such present or prospective lender, lessor or purchaser (or any form substantially similar thereto), or any other form that Landlord shall reasonably select. At the request of Landlord from time to time, Tenant shall provide to Landlord within ten (10) days of Landlord's request therefor Tenant's and any guarantor's current financial statements.

     21.3   Notices.  Notices, requests, consents or other communications
            -------
desired or required to be given by or on behalf of Landlord or Tenant under this Lease shall be effective only if given in writing and sent by (a) registered or certified United States mail, postage prepaid, (b) nationally recognized express mail courier that provides written evidence of delivery, fees prepaid, or (c) facsimile and United States mail, postage prepaid, and addressed as set forth in the Basic Lease Information, or at such other address in the State of California as may be specified from time to time, in writing, or, if to Tenant, at the Premises. Any such notice, request, consent, or other communication shall only be deemed given (i) if sent by registered or certified United States mail, on the day it is officially delivered to or refused by the intended recipient, (ii) if sent by nationally recognized express mail courier, on the date it is delivered by such courier, (iii) if delivered by facsimile, on the date the sender obtains written telephonic confirmation that the electronic transmission was received, or (iv) if delivered personally, upon delivery or, if refused by the intended recipient, upon attempted delivery.

     21.4   Payment by Tenant; Non-Waiver.  Landlord's acceptance of Rent
            -----------------------------
(including, without limitation, through any "lockbox") following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such terms. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

     21.5   Certain Rights Reserved by Landlord.  Landlord hereby reserves and
            -----------------------------------
shall have the following rights with respect to the Premises and the Project:
(a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, the Building, the Premises or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Project or the Building; to interrupt or suspend temporarily Building services and facilities; to change the name of the Building or the Project; and to change arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, common areas, or other public parts of the Building or the Project;
(b) to take such measures as Landlord deems advisable in good faith for the security of the Building and its occupants (but Landlord has no obligation to provide security); to temporarily deny access to the Building to any person; and to close the Building after ordinary business hours and on Sundays and Holidays, subject, however, to Tenant's right to enter when the Building is closed after ordinary business hours under such rules and regulations as Landlord may reasonably prescribe from time to time during the Term; and (c) to enter the Premises at reasonable hours (or at any time in an emergency) to perform repairs, to take any action authorized hereunder, or to show the Premises to prospective purchasers or lenders, or, during the last six (6) months of the Term, prospective tenants. However, in the event any action by Landlord under this paragraph may cause Tenant to be in violation of any applicable law or regulation specific to its bank operations, then Tenant shall give Landlord written notice and shall therein specify what action creates this violation or potential violation and shall describe in detail what action Tenant requests that Landlord refrain from taking. In no event shall Landlord be obligated to review or investigate any laws or regulations which may apply to Tenant's bank operations, other than to review the actual text of any written notice described herein.

     21.6   Broker.  In connection with this Lease, Tenant warrants and
            ------
represents that it has had dealings only with the real estate brokers set forth in the Basic Lease Information and that Tenant knows of no other person or entity who is, or might be, entitled to a commission, finder's fee, or other payment in connection with this Lease, and Tenant hereby indemnifies and agrees to hold Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns, harmless from and against any and all loss, liability and expenses that Landlord may incur should such warranty and representation prove incorrect, inaccurate, or false.

     21.7   Miscellaneous.  If any clause or provision of this Lease is illegal,
            -------------
invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Tenant


Tenant initials___Landlord initials___
and the person or persons signing on behalf of Tenant represent and warrant that Tenant has full right and authority to enter into this Lease, and that all persons signing this Lease on its behalf are authorized to do so. If Tenant is composed of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All exhibits and attachments attached hereto are incorporated herein by this reference. This Lease shall be governed by and construed in accordance with the laws of the State of California. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including without limitation, reasonable attorneys' fees and court costs. Tenant shall not record this Lease or any Memorandum hereof. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant. This Lease may be executed in any number of counterparts, each of which shall be deemed an original. Time is of the essence as to the performance of each covenant hereunder in which time of performance is a factor.

22.  Addenda/Additional Provisions.
     -----------------------------

     22.1 Option to Renew. Tenant shall, provided this Lease is in full force and effect and Tenant is not and has not been in default under any of the terms and conditions of this Lease, have two (2) successive option(s) to renew this Lease for a term of five (5) years each, for the Premises in "as is" condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:

     (a) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no earlier than the date which is 270 days prior to the expiration of the then current Term of this Lease, but no later than 5:00 p.m. (Pacific Standard Time) on the date which is 180 days prior to the expiration of the then current Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of this Lease.

     (b) The Base Rent in effect at the expiration of the then current term of this Lease shall be increased to reflect ninety-five (95%) of the current fair market rental for comparable space in the Building or Project and in other similar buildings in the Corona, California rental market as of the date the renewal term is to commence, taking into account the specific provisions of this Lease which will remain constant, and the Building amenities, location, identity, quality, age, conditions, term of lease, tenant improvements, services provided, and other pertinent items over the term of this Lease.

     (c) Landlord shall advise Tenant of the new Base Rent for the Premises for the applicable renewal term which will be based on Landlord's reasonable determination of fair market rental value, as well as additional terms and conditions for the renewal term, no later than fifteen (15) days after receipt of notice of Tenant's exercise of its option to renew. Tenant shall have forty-five (45) days after receipt of such notification from Landlord to accept the new Base Rent, terms and conditions. If Tenant does not accept Landlord's determination of the new Base Rent, it shall be determined as described in paragraph 22.1(h) below.

     (d) Notwithstanding anything to the contrary contained in this Paragraph, in no event shall the Base Rent for any renewal term be less than the Base Rent in effect at the expiration of the previous term plus Operating Expense escalations over the previous years. In addition, Landlord shall have no obligation to provide or pay for any tenant improvements or brokerage commissions during any renewal term.

     (e) In the event that the first five (5) year option is exercised by Tenant, Base Rent to increase by six percent (6%) over the prior months Base Rent on June 1, 2013 and June 1, 2015. In the event that the second five (5) year option is exercised by Tenant, then Base Rent to increase by six percent (6%) over the prior months Base Rent on June 1, 2018; June 1, 2020.

     (f) Tenant's right to exercise any option(s) to renew under this Paragraph shall be conditioned upon Tenant occupying the entire Premises and the same not being occupied by any assignee, subtenant or licensee other than Tenant or its affiliate at the time of exercise of any option and commencement of the renewal term. Tenant's exercise of any option to renew shall constitute a representation by Tenant to Landlord that as of the date of exercise of the option and the commencement of the applicable renewal term, Tenant does not intend to seek to assign this Lease in whole or in part, or sublet all or any portion of the Premises. This paragraph 22.1(f) shall not apply to any successor bank by merger, consolidation, or other business combination.

     (g) Any exercise by Tenant of any option to renew under this Paragraph shall be irrevocable. If requested by Landlord, Tenant agrees to execute a lease amendment or, at Landlord's option, a new lease agreement for the Building, reflecting the foregoing terms and conditions, prior to the commencement of the renewal term. The option(s) to renew granted under this Paragraph is/are not transferable; the


Tenant initials___Landlord initials___
parties hereto acknowledge and agree that they intend that each option to renew this Lease under this Paragraph shall be "personal" to the specific Tenant named in this Lease and that in no event will any assignee or sublessee have any rights to exercise such option(s) to renew; except that a successor bank by merger, consolidation, or other business combination shall have the option(s) to renew under this paragraph 22.1.

     (h) On June 1, 2011 as to the first five year option and on June 1, 2016 as to the second five year option, the Base Rent shall be adjusted to the Market Rental Value ("MRV") of the Premises as follows:
              (1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty (30) days, then:
                   (a) Landlord and Tenant shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty (30) days. Any associated costs will be split equally between the Parties, or
                   (b) Both Landlord and Tenant shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:
                          i.    Within fifteen days thereafter, Landlord and
                          --
                                Tenant shall each select a broker ("Consultant") of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.
                          ii.   The three arbitrators shall within thirty (30)
                          ---
                                days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Landlord's or Tenant's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.
                          iii.  If either of the Parties fails to appoint an
                          ----
                                arbitrator within the specified fifteen (15)
                                days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.
                          iv.   The entire cost of such arbitration shall be
                          ---
                                paid by the party whose submitted MRV is not selected, ie, the one that is NOT the closest to the actual MRV.
              2. Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.
            Upon the establishment of each New Market Rental Value:
                          i. the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and
                          ii. the first month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.

     22.2   Signage.  Tenant shall, provided this Lease is in full force and
            -------
effect and Tenant is not, and has not been, in default under any of the Terms and conditions of this Lease, Tenant shall be allowed to install one (1) building face mounted sign, per code and requirements of the City of Corona, and subject to Landlord's reasonable standards, and prior written approval. Tenant signage shall be furnished and installed at Tenant's expense. Landlord may request that any contractor installing such signage has appropriate insurance. Landlord shall reasonably cooperate with Tenant in assisting Tenant in obtaining any required governmental approvals, at no cost to Landlord. Any Tenant installed signage will be mounted in such a way that it will not be intrusive on any surface of the Building.

     22.3   Exclusive Bank in the Project.  Landlord represents and warrants
            -----------------------------
that it will not enter into a lease agreement with any other tenant, in which the permitted use of any other tenant is a commercial bank branch in the Project. This representation and warranty regarding a retail bank branch in the Project, shall only apply to a commercial bank branch, it shall not apply to any other potentially related financial services, including but not limited to, insurance services, mortgage services, investment services, lending services, and any other business enterprise which involves financial services, other than a commercial bank branch.

     22.4   Tenant Improvement Credit.  Tenant shall be provided a Tenant
            -------------------------
Improvement Credit in an amount to be agreed upon prior to the Term Commencement Date. The Tenant Improvement Credit shall be in an amount to compensate Tenant for the cost and expense which Landlord would have incurred, had Landlord improved the Premises with Tenant Improvements customary for general office and administrative use. Pursuant to this Lease, Landlord shall deliver to Tenant the Premises in a shell condition with no tenant improvements and Tenant shall build out its own tenant improvements.

     22.5 Automatic Teller Machine/Depository. Tenant may install one automatic teller machine and one night depository


Tenant initials___Landlord initials___

(herinafter "ATM/Depository") at a location to be approved in writing by Landlord. Tenant to pay all costs associated with the ATM/Depository, including but not limited to, installation, maintenance, security, repair, and insurance. Tenant agrees to indemnify Landlord for any costs, expenses, liability, claims, and causes of action of every type, known and unknown, which arises out of, or is in any way related to the installation, use, presence or operation of the ATM/Depository. This right to install one ATM/Depository is personal to Tenant and any successor bank (by merger, consolidation or similar business combination between Tenant and another bank or financial institution) and Landlord shall be entitled to charge a fee to any other occupant of the Premises (other than Tenant or a successor bank) for such ATM/Depository.

     22.6 Occupancy Density. The Occupancy Density in the Basic Lease Information of four (4) persons per 1000 rentable square feet of Premises applies to employees and representatives of Tenant who regularly work in the Premises, it does not apply to customers and invitees of Tenant that enter the Premises for periods of short duration to conduct business with Tenant. As to the number of customers and invitees physically present in the Premises at any time, Tenant shall comply with all applicable laws and regulations, including but not limited to, City of Corona occupancy, fire and building codes and regulations.

     22.7 Real Estate Tax Limitation on Sale of Project. Notwithstanding anything contained in this Lease, the Basic Lease Information, the Standard Lease Provisions, or the Exhibits attached hereto to the contrary, real property taxes as described in paragraph 3.2(b)(1) will not include any increases in real property taxes due to the sale of the Building by Landlord during the first ten
(10) years of the term of this Lease. This limitation on increases in real property taxes as a result of the sale of the Building is personal to Tenant and any successor bank (by merger, consolidation or similar business combination between Tenant and another bank or financial institution) and shall not be assignable and shall not inure to the benefit of any assignee or subtenant. The limitation on increases in real property taxes as a result of the sale of the Building shall not apply to any renewal, extension, or option period under this Lease, including but not limited to the Option to Renew described in paragraph 22.2.


                      [END OF STANDARD LEASE PROVISIONS]

                                   EXHIBIT A
                                   ---------

                             RULES AND REGULATIONS

1. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

2. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for any out-of-pocket costs and expenses for the use
                         -----------------------------------------
     thereof and to exclude any other names therefrom.

3. No curtains, draperies, blinds, shutters, screens or other coverings, awnings, hangings, or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

4. The Business Hours for the Building and the Project shall be from 7:00 a.m. to 7:00 p.m., Monday through Friday, excluding federal holidays and weekends. Landlord reserves the right to change the Business Hours for the Building and the Project as Landlord deems appropriate. Landlord reserves the right to exclude from the Building and the Project, between the hours of 7:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays and legal holidays ("Non-Business Hours"), all persons who are not tenants or their accompanied guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

     Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the


Tenant initials___Landlord initials___

     Project of any person.

     During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

     However, in the event any action by Landlord under this paragraph may cause Tenant to be in violation of any applicable law or regulation specific to its bank operations, then Tenant shall give Landlord written notice and shall therein specify what action creates this violation or potential violation and shall describe in detail what action Tenant requests that Landlord refrain from taking. In no event shall Landlord be obligated to review or investigate any laws or regulations which may apply to Tenant's bank operations, other than to review the actual text of any written notice described herein.

5. All cleaning and janitorial services for the common areas of the Project (excluding the Premises and other tenant suites) shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of its Premises. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to Tenant's property by the janitor or any other employee or any other person. All cleaning and janitorial services for the Premises shall be provided by Tenant at its sole cost and expense through a janitorial service or Tenant's employees ("Cleaning Personnel"). Cleaning Personnel shall enter the Building during Non-Business Hours only. Any janitorial service utilized by Tenant must first be approved by Landlord, in writing. Landlord may require the Tenant's
                                                                   --------
     janitorial service to provide evidence of insurance as Landlord deems reasonable.

6. Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus, coffee pots or other heat-generating devised are entirely shut off before Tenant or its employees leave the Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Project or by Landlord for noncompliance with this rule. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

7. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

8. Landlord will furnish Tenant free of charge with two (2) keys to each door in the Premises.

9. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

10. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material.

11. Tenant shall not use or keep in or on the Premises, the Building or the Project any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

12. No cooking shall be done or permitted by any tenant on the Premises, except that use by the tenant of Underwriters' Laboratory (UL) approved equipment, refrigerators, and microwave ovens may be used in the Premises for the preparation of coffee, tea, hot chocolate and similar beverages, storing and heating food for tenants and their employees shall be permitted. All uses must be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and the Lease.


Tenant initials___Landlord initials___

13. Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common area except as authorized by Landlord.

14. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

15. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

16. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's written consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

17. Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's consent. Tenant may install nails and screws in areas of the Premises that have been identified for those purposes to Landlord by Tenant at the time those walls or partitions were installed in the Premises. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor or its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

18. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

     Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining such safe, equipment or other property shall be repaired at the expense of Tenant.

     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

19. Tenant shall not install, maintain or operate upon its Premises any vending machine without the written consent of Landlord.

20. There shall not be used in any space, or in the public areas of the Project either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenants using hand trucks shall be required to use the freight elevator, or such elevator as Landlord shall designate. No other vehicles of any kind shall be brought by Tenant into or kept in or about its Premises.

21. Each tenant shall store all its trash and garbage within the interior of the Premises. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes and at such times as Landlord shall


Tenant initials___Landlord initials___
     designate. If the Building has implemented a building-wide recycling program for tenants, Tenant shall use good faith efforts to participate in said program.

22. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

23. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project.

24. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

25. Without the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

28. The requirements of Tenant will be attended to only upon appropriate application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees of Landlord will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

29. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Parking spaces shall be for passenger vehicles only; no boats, trucks, trailers, recreational vehicles or other types of vehicles may be parked in the parking areas (except that trucks may be loaded and unloaded in designated loading areas). Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas. Any tenant found parking in such designated visitor or reserved parking areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

30. No smoking of any kind shall be permitted anywhere within the Building, including, without limitation, the Premises and those areas immediately adjacent to the entrances and exits to the Building, or any other area as Landlord elects. Smoking in the Project is only permitted in smoking areas identified by Landlord, which may be relocated from time to time.

31. If the Building furnishes common area conference rooms for tenant usage, Landlord shall have the right to control each tenant's usage of the conference rooms, including limiting tenant usage so that the rooms are equally available to all tenants in the Building. Any common area amenities or facilities shall be provided from time to time at Landlord's discretion.

32. Tenant shall not swap or exchange building keys or cardkeys with other employees or tenants in the Building or the Project.

33. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

34. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the


Tenant initials___Landlord initials___
     terms, covenants, agreements and conditions of any lease of any premises in the Project.

35. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

36. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.


                                  EXHIBIT A-1
                                  -----------

                         PARKING RULES AND REGULATIONS

1. Tenant and its employees and business invitees shall not park any vehicle in any stall designated for the exclusive use of any other person and Tenant further agrees to employ reasonable measures to assure that its employees do not park in any such stall. Tenant agrees to assume responsibility for compliance by its employees with all Parking Rules and for all losses (including the loss of parking entrance key-cards, if any) and other damages caused by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees occurring during or relating to any use of the Building's parking facilities. Tenant hereby authorizes Landlord to tow away from the Project or attach violation stickers, devices, or notices to any vehicle belonging to Tenant or its employees which Landlord in good faith determines is parked in violation of the Parking Rules. All costs of any such towing or violation device and all applicable violation fees shall be payable by Tenant immediately upon demand by Landlord and, at Landlord's option, such payment may be required prior to the release of the towed vehicle to its owner.

2. A condition of any parking shall be compliance by the vehicle operator with all Parking Rules, including, without limitation, displaying any sticker or complying with any other identification system from time to time established by Landlord. Landlord expressly reserves the right to refuse to permit any person or vehicle in violation of the Parking Rules to enter or remain in the parking areas of the Project and to demand return therefrom of all parking stickers or other identification supplied by Landlord and Tenant hereby agrees to assist Landlord in enforcing all Parking Rules.

3. In the event any surcharge, regulatory fee or parking tax is at any time imposed by any governmental authority, Tenant shall pay all amounts applicable to Tenant's parking privileges hereunder to Landlord either in advance on the first day of each calendar month concurrently with its Monthly Rental Installments or as otherwise billed from time to time by Landlord.

4. Landlord shall not be responsible for enforcing Tenant's exclusive right to use any of its reserved parking stalls under the Lease, if any, nor shall Tenant have any right to impound, tow or impose any penalty on vehicles occupying such spaces.

5. Landlord shall provide 23 unassigned, open, uncovered parking spaces and 2 assigned parking spaces free of charge.

6. Visitor and guest parking shall be within designated visitor parking areas established by Landlord.

7. Cars must be parked entirely within painted stall lines. All directional signs and arrows must be observed. All posted speed limits for the parking areas shall be observed. If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour. Handicap and visitor stalls shall be used by handicapped persons or visitors, as applicable.

8.   Parking is prohibited: (a) in areas not striped for parking; (b) in aisles;
     (c) where "no parking" signs are posted; (d) on ramps; (e) in cross hatched areas; and (f) in such other areas as may be designated by Landlord.

9. Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any holder in possession of any unauthorized device will be void. There will be a replacement charge payable by the parker and such parker's appropriate tenant equal


Tenant initials___Landlord initials___
     to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

10. Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons is assumed by the parker.

11. Loss or theft of parking identification devices (if issued by Landlord) must be reported to Landlord. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

12. Parking spaces are for the express purpose of parking one automobile per space. Washing, waxing, cleaning, or servicing of any vehicle by the parker and/or such person's agents is prohibited. The parking areas shall not be used for overnight or other storage for vehicles of any type.

13. Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant's agents or representatives who willfully refuse to comply with Parking Rules and/or all applicable governmental ordinances, laws, or agreements.

14. Tenant shall acquaint its employees and visitors with the Parking Rules, as they may be in effect from time to time.

                                   EXHIBIT B
                                   ---------

                             IMPROVEMENT AGREEMENT

1. In consideration of the mutual covenants contained in the Lease of which this Exhibit B is a part, Landlord agrees to perform the initial tenant improvement work in the Premises described in the Floor Plan Exhibit C and the Description of Improvements Exhibit D. ("Tenant Improvements"):

2. All the Tenant Improvements described in Exhibits C and D shall be performed by Landlord at its cost and expense using Building Standard materials and in the Building Standard manner. As used herein, "Building Standard" shall mean the standards for a particular item selected from time to time by Landlord for the Building or such other standards as may be mutually agreed upon between Landlord and Tenant in writing.

3. Without limiting the "as-is" provisions of the Lease, Tenant accepts the Premises in its "as-is" condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or to pay any costs expended or to be expended in connection with any such changes or improvements, other than the Tenant Improvements specified in Exhibit C and D.

4. Tenant shall not perform any work in the Premises (including, without limitation, cabling, wiring, fixturization, painting, carpeting, replacements or repairs) except in accordance with Paragraphs 7.1 and 7.3 of the Lease.

5.   Notwithstanding anything to the contrary, Landlord shall not provide any
                                                              ---
     Tenant Improvements.


                        [END OF IMPROVEMENT AGREEMENT]

                                   EXHIBIT C
                                   ---------

                                  FLOOR PLAN

                          391 Main Street, Suite 100
                              Corona, California

Exhibit C is intended only to show the general layout of the Premises as of the beginning of the term of the Lease. It does not in any way supersede any of Landlord's rights with respect to arrangements and/or locations of public parts of the Building and changes in such arrangement


Tenant initials___Landlord initials___
and/or locations. It is not to scale; any measurements or distances shown should be taken as approximate.

                                   EXHIBIT D


                          DESCRIPTION OF IMPROVEMENTS
                          ---------------------------



     The following constitutes the Tenant Improvements ("Tenant Improvements") for the Premises: NONE

                                   EXHIBIT E
                                   ---------

                              TENANT'S INSURANCE


Tenant shall, at Tenant's sole cost and expense, procure and keep in effect from the date of this Lease and at all times until the end of the Term, the following insurance coverage;

1. Property Insurance. Insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises on an "All Risk" or "Special Form" basis, for the full replacement value of such property. Such insurance shall be endorsed to name Landlord, any Holder of a Security Instrument and any other party specified by Landlord as a loss payee.

2. Liability Insurance. Commercial General Liability insurance written on an ISO CG 00 01 10 93 or equivalent form, on an occurrence basis, with a per occurrence limit of at least $1,000,000, and a minimum general aggregate limit of at least $2,000,000, covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises or the Project by Tenant or any Tenant Party. Such insurance shall include contractual liability coverage insuring Tenant's indemnity obligations under this Lease, and shall be endorsed to name Landlord, any Holder of a Security Instrument and any other party specified by Landlord as an additional insured with regard to liability arising out of the ownership, maintenance or use of the Premises.

3. Worker's Compensation and Employer's Liability Insurance. (a) Worker's Compensation Insurance as required by any Regulation, and (b) Employer's Liability Insurance in amounts not less than $1,000,000 each accident for bodily injury by accident and for bodily injury by disease, and for each employee for bodily injury by disease.

4. Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

5. Alterations Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries "Builder's Risk" insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall reasonably require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

6.   General Insurance Requirements.  All coverages described in this Exhibit E
                                                                      ---------
     shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or change in terms; (ii) waive all rights of subrogation by the insurance carrier against Landlord; and (iii) be primary and non-contributing with Landlord's insurance. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Exhibit E is, in Landlord's reasonable judgment, materially less than
          ---------
     the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this EXHIBIT E. All insurance policies required to be carried by
                ---------
     Tenant under this Lease shall be written by companies


Tenant initials___Landlord initials___
     rated AVII or better in "Best's Insurance Guide" and authorized to do business in the State of California. Deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed $10,000 per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder, and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant under the Lease, procure the same for the account of Tenant, and the cost thereof (with interest thereon at the Default Rate) shall be paid to Landlord as Additional Rent.


                    [END OF TENANT'S INSURANCE - EXHIBIT E]


Tenant initials___Landlord initials___